As filed with the Securities and Exchange Commission on August 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCYNEXIS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	56-2181648
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(201) 884-5485

(Address of principal executive offices) (Zip code)

SCYNEXIS, Inc. 2015 Inducement Award Plan

(Full title of the plan)

Marco Taglietti, M.D.

Chief Executive Officer SCYNEXIS, Inc.

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(201) 884-5485

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable pursuant to stock options granted under Registrant’s 2015 Inducement Award Plan	134,500 shares	$ 1.12 - 1.75	$ 162,925 (2)	$ 19.75
Common Stock, par value $0.001 per share, reserved for future grant under Registrant’s 2015 Inducement Award Plan	315,500 shares	$ 1.1325 (3)	$ 357,304 (3)	$ 43.31
Total	450,000 shares		$ 520,229	$ 63.06

(1)

Represents shares issuable under the Registrant’s 2015 Inducement Award Plan (the “Plan”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)	Reflects the aggregate exercise price for the shares being registered hereby subject to outstanding options granted pursuant to the Plan.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $1.1325, which is the average of the high and low selling prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on August 1, 2019.

EXPLANATORY NOTE

SCYNEXIS, Inc. (the “Registrant ”) is filing this Registration Statement on Form S-8 for the purpose of registering an aggregate of 450,000 additional shares of its Common Stock, issuable to eligible persons under the SCYNEXIS, Inc. 2015 Inducement Award Plan (the “Plan”), which Common Stock is in addition to the shares of Common Stock previously registered for issuance under the Plan on the Form S-8 filed with the Securities and Exchange Commission on June 5, 2015 (File No. 333-204770) (the “Prior Form S-8” ). Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference and made a part hereof.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed by SCYNEXIS, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K filed on March 14, 2019.
(b)	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from the Registrant’s Schedule 14A filed on May 7, 2019.
(c)	The Registrant’s Quarterly Report on Form 10-Q filed on May 8, 2019.
(d)	The Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2019.
(e)	The Registrant’s Current Reports on Form 8-K filed on January 24, 2019, February 19, 2019, March 8, 2019, April 26, 2019, and June 21, 2019.
(f)

The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on March 19, 2014, (File No. 001-36365) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(g)

The other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation (Filed with the SEC as Exhibit 3.1 to our current report on Form 8-K, filed with the SEC on May 12, 2014, SEC File No. 001-36365, and incorporated by reference here).

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation (Filed with the SEC as Exhibit 3.2 to our Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2019, SEC File No. 001-36365, and incorporated by reference here).

4.3

Amended and Restated Bylaws of SCYNEXIS, Inc., as currently in effect (Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194192), filed with the Securities and Exchange Commission on February 27, 2014, and incorporated herein by reference).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1

SCYNEXIS, Inc. 2015 Inducement Award Plan, Adopted March 26, 2015, Amended June 9, 2015 (Filed with the SEC as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2019, SEC File No. 001-36365, and incorporated by reference here).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 7th day of August, 2019.

SCYNEXIS, INC.

By:/s/ Marco Taglietti, M.D.

Marco Taglietti, M.D.

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Marco Taglietti, M.D. and Eric Francois, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Marco Taglietti, M.D. Marco Taglietti, M.D.	Director, Chief Executive Officer and Director and President (Principal Executive Officer)	August 7, 2019

/s/ Eric Francois Eric Francois	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2019

/s/ Guy Macdonald Guy Macdonald	Chairman of the Board of Directors	August 7, 2019

/s/ Armando Anido Armando Anido	Director	August 7, 2019

/s/ Steven C. Gilman, Ph.D. Steven C. Gilman, Ph.D	Director	August 7, 2019

/s/ Ann F. Hanham, Ph.D. Ann F. Hanham, Ph.D.	Director	August 7, 2019

/s/ David Hastings David Hastings	Director	August 7, 2019